The information in this preliminary pricing supplement is not complete and may be changed.

Preliminary Pricing Supplement        SUBJECT TO COMPLETION        June 17, 2009

Pricing Supplement dated June _, 2009
(To the Prospectus dated January 5, 2007; Prospectus
Supplement dated February 28, 2007; and Product Prospectus
Supplement dated October 20, 2008)

================================================================================

[RBC LOGO]                                    $
                               Reverse Convertible Notes, each
                Linked to the Common Stock of a Single Reference Stock Issuer

================================================================================

Terms used in this pricing supplement, but not defined herein, shall have the meanings ascribed to them in the prospectus January 5, 2007, the product prospectus supplement dated October 20, 2008 and the prospectus supplement dated February 28, 2007.

General: This pricing supplement relates to thirty six (36) separate Reverse Convertible Notes ("RevCons") offerings. Each RevCon offering is a separate offering of Notes linked to one, and only one, Reference Stock. All of the Notes offered hereby are collectively referred to as the "Notes". Some of the Notes have a duration of three months ("Three Month Notes") and some of six months ("Six Month Notes"). The duration for each Note is indicated below. If you wish to participate in more than one RevCon offering, you must separately purchase the applicable Notes. The Notes offered hereby do not represent Notes linked to a basket of some or all of the Reference Stocks.

Issuer:                       Royal Bank of Canada ("Royal Bank")

Issue:                        Senior Medium-Term Notes, Series C

Pricing Date:                 June 25, 2009

Issuance Date:                June 30, 2009

Denominations:                Minimum denomination of $1,000, and integral
                              multiples of $1,000 thereafter.

Deposit Currency              U.S. Dollars

Coupon Payment:               Each coupon will be paid in equal monthly
                              payments. (30/360)

  Coupon Payment Date (s):    The coupon will be paid on the last business day
                              of each month during the term of the note except for the final coupon, which will be paid on the Maturity Date.


Three Month Notes:

             Valuation Date:  September 25, 2009

              Maturity Date:  September 30, 2009


Six Month Notes:

             Valuation Date:  December 28, 2009

              Maturity Date:  December 31, 2009

Reference Stock:

  No.     Principal   Reference Stock                            Ticker   Coupon    Strike   Barrier    Term       CUSIP
  ---     ---------   ---------------                            ------   ------    ------   -------    ----       -----
            Amount                                                          Rate     Price    Price
            ------                                                          ----     -----    -----
  1352        $       Alcoa Inc.                                   AA      16.00%    $[ ]      65%    3 month    78008G3X8

  1353        $       Arch Coal, Inc.                              ACI     25.00%    $[ ]      75%    3 month    78008G3Y6

  1354        $       Aflac, Inc.                                  AFL     26.75%    $[ ]      75%    3 month    78008G3Z3

  1355        $       American Express Company                     AXP     19.25%    $[ ]      75%    3 month    78008G4A7

  1356        $       Bank of America Corporation                  BAC     26.50%    $[ ]      75%    3 month    78008G4B5

  1357        $       Peabody Energy Corporation                   BTU     19.75%    $[ ]      75%    3 month    78008G4C3

  1358        $       Caterpillar Inc.                             CAT     12.50%    $[ ]      75%    3 month    78008G4D1

  1359        $       Chesapeake Energy Corporation                CHK     22.00%    $[ ]      75%    3 month    78008G4E9

  1360        $       Calpine Corporation                          CPN     27.75%    $[ ]      75%    3 month    78008G4F6

  1361        $       Deere & Company                              DE      14.50%    $[ ]      75%    3 month    78008G4G4

  1362        $       Ford Motor Company                            F      21.00%    $[ ]      65%    3 month    78008G4H2

  1363        $       First Commonwealth Financial Corporation     FCF     20.00%    $[ ]      85%    3 month    78008G4J8

  1364        $       Freeport-McMoRan Copper & Gold, Inc.         FCX     21.75%    $[ ]      70%    3 month    78008G4K5

  1365        $       Market Vectors Gold Miners ETF               GDX     10.50%    $[ ]      75%    3 month    78008G4L3

  1366        $       General Electric Company                     GE      12.50%    $[ ]      75%    3 month    78008G4M1

  1367        $       Goldcorp, Inc.                               GG      14.00%    $[ ]      75%    3 month    78008G4N9

  1368        $       JPMorgan Chase & Co.                         JPM     15.75%    $[ ]      75%    3 month    78008G4Q2

  1370        $       Nucor Corporation                            NUE     17.25%    $[ ]      75%    3 month    78008G4S8

  1371        $       NYSE Euronext                                NYX     15.75%    $[ ]      75%    3 month    78008G4T6

  1372        $       Owens-Illinois, Inc.                         OI      27.00%    $[ ]      85%    3 month    78008G4P4

  1373        $       Research In Motion Limited                  RIMM     17.75%    $[ ]      75%    3 month    78008G4U3

  1374        $       U.S. Bancorp                                 USB     18.00%    $[ ]      75%    3 month    78008G4V1

  1375        $       Vale SA                                     VALE     17.50%    $[ ]      75%    3 month    78008G4W9

  1376        $       Wells Fargo & Company                        WFC     24.00%    $[ ]      75%    3 month    78008G4X7

  1377        $       Apple Inc.                                  AAPL      9.00%    $[ ]      75%    6 month    78008G4Y5

  1378        $       Amazon.com, Inc.                            AMZN     12.50%    $[ ]      75%    6 month    78008G4Z2

  1379        $       Devon Energy Corporation                     DVN     12.50%    $[ ]      75%    6 month    78008G5A6

  1380        $       Frontier Oil Corporation                     FTO     21.00%    $[ ]      75%    6 month    78008G5B4

  1381        $       The Home Depot, Inc.                         HD       9.00%    $[ ]      75%    6 month    78008G5C2

  1382        $       Lowe's Companies, Inc.                       LOW     11.00%    $[ ]      75%    6 month    78008G5D0

  1383        $       Monsanto Company                             MON     10.00%    $[ ]      75%    6 month    78008G5E8

  1384        $       NetEase.com Inc.                            NTES     11.50%    $[ ]      75%    6 month    78008G5F5

  1385        $       Petroleo Brasileiro S.A.                     PBR     14.50%    $[ ]      75%    6 month    78008G5G3

  1386        $       Rowan Companies, Inc.                        RDC     14.25%    $[ ]      65%    6 month    78008G5H1

  1387        $       Union Pacific Corporation                    UNP     12.00%    $[ ]      75%    6 month    78008G5J7

  1388        $       United States Steel Corporation               X      25.00%    $[ ]      70%    6 month    78008G5K4

Term:                         As set forth above

Initial Share Price:          The price of the Reference Stock on the Pricing
                              Date, as quoted on the principal national securities exchange (or any successor) on which that security is listed for trading.

Final Share Price:            The price of the Reference Stock on the Valuation
                              Date, as quoted on the principal national securities exchange (or any successor) on which that security is listed for trading.


Payment at Maturity (if held  For each $1,000 principal amount of the Notes,
to maturity):                 the investor will receive $1,000 plus any accrued
                              and unpaid interest at maturity unless:

                              (i) the Final Stock Price is less than the Initial
                                  Stock Price; and

                              (ii) (a) for notes subject to Intra-Day
                                   Monitoring, at any time during the Monitoring Period, the trading price of the Reference Stock is less than the Barrier Price, or

                                   (b) for notes subject to Close of Trading Day Monitoring, on any day during the Monitoring Period, the closing price of the Reference Stock is less than the Barrier Price.

                              If the conditions described in (i) and (ii) are both satisfied, then at maturity the investor will receive, instead of the principal amount of the Notes, in addition to any accrued and unpaid interest, the number of shares of the Reference Stock equal to the Physical Delivery Amount, or at our election, the cash value thereof. If we elect to deliver shares of the Reference Stock, fractional shares will be paid in cash.

                              Investors in these Notes could lose some or all of their investment at maturity if there has been a decline in the trading price of the Reference Stock.

Monitoring Period:            From and excluding the Pricing Date to and
                              including the Valuation Date

Monitoring Method:            Close of Trading Day

Physical Delivery Amount:     For each $1,000 principal amount, a number of
                              shares of the Reference Stock equal to the principal amount divided by the Initial Share
                              Price. If this number is not a round number then the number of shares of the Reference Stock to be delivered will be rounded down and the fractional part shall be paid in cash.

Secondary Market:             RBC Capital Markets Corporation (or one of its
                              affiliates), though not obligated to do so, plans to maintain a secondary market in the Notes after the Issuance Date. The amount that an investor may receive upon sale of their Notes prior to maturity may be less than the principal amount of such Notes.

Calculation Agent:            The Bank of New York

Listing:                      None

Settlement:                   DTC global notes

Terms Incorporated In the     All of the terms appearing above the item
Master Note                   captioned "Secondary Market" on the cover page of
                              this pricing supplement and the terms appearing under the caption "Specific Terms of the Reverse
                              Convertible Notes" in the product supplement with respect to reverse convertible notes dated October
                              20, 2008.

Investing in the Notes involves a number of risks. See "Risk Factors" beginning on page S-1 of the prospectus supplement dated February 28, 2007 and "Additional Risk Factors Specific To Your Notes" beginning on page PS-1 of the product prospectus supplement dated October 20, 2008 and "Selected Risk Considerations" in this pricing supplement.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The Notes are not offered or sold and will not be offered or sold in Hong Kong, other than (i) to persons whose ordinary business is to buy or sell shares or debentures (whether as principal or agent); or (ii) to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (iii) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance.

No advertisement, invitation or document relating to the Notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted top do so under the securities laws of Hong Kong) will be issued other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

The price at which you purchase the notes includes hedging costs and profits that Royal Bank or its affiliates expect to incur or realize. These costs and profits will reduce the secondary market price, if any secondary market develops, for the notes. As a result, you will experience an immediate and substantial decline in the value of your notes on the issue date.

The Notes will not constitute deposits insured under the Canada Deposit Insurance Corporation Act or by the United States Federal Deposit Insurance Corporation or any other Canadian or United States government agency or instrumentality.


                                                                                           Proceeds to Royal Bank of
                                    Price to Public              Agent's Commission                 Canada
                                    ---------------              ------------------                 ------



                         RBC Capital Markets Corporation
                                  June _, 2009

You may revoke your offer to purchase the Notes at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase the Notes prior to their issuance. In the event of any changes to the terms of the Notes, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.



                     ADDITIONAL TERMS SPECIFIC TO THE NOTES

You should read this pricing supplement together with the prospectus dated January 5, 2007, as supplemented by the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated October 20, 2008, relating to our Senior Global Medium-Term Notes, Series C, of which these Notes are a part. This pricing supplement, together with the documents listed below, contains the terms of the Notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in "Risk Factors" in the prospectus supplement dated February 28, 2007 and "Additional Risk Factors Specific to Your Notes" in the product prospectus supplement dated October 20, 2008, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

o    Prospectus dated January 5, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000025/
     o34295e424b3.htm

o    Prospectus Supplement dated February 28, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000285/
     o35030e424b3.htm

o    Product Prospectus Supplement dated October 20, 2008:
     http://idea.sec.gov/Archives/edgar/data/1000275/000121465908002315/
     0001214659-08-002315.txt

Our SEC file number is 333-139359. As used in this pricing supplement, the "Company," "we," "us," or "our" refers to Royal Bank of Canada.




Hypothetical Examples of Amounts Payable at Maturity

The examples set forth below are provided for illustration purposes only. Assumptions in each of the examples are purely fictional and do not relate to any actual Reference Stock performance. The hypothetical terms do not represent the terms of an actual Note and do not purport to be representative of every possible scenario concerning increases or decreases in the price of the Reference Stock on the Valuation Date relative to its price on the Pricing Date. We cannot predict the Reference Stock performance.

The table below illustrates the Payment at Maturity of the Notes (excluding the final Coupon), assuming an Initial Share Price of $100, a Barrier Price of 60% and an initial investment of $1,000. Hypothetical Final Share Prices are shown in the first column on the left. For this purpose, we have assumed that there will be no anti-dilution adjustments to the Final Share Price and no market disruption events. The second column shows the Payment at Maturity (as a percentage of the principal amount) in the case where the market price of the Reference Stock does not fall below the Barrier Price at any time during the Monitoring Period. The third column shows the Payment at Maturity (as a percentage of the principal amount) in the case where the market price of the Reference Stock does fall below the Barrier Price during the Monitoring Period. The fourth column shows the Physical Delivery Amount as a number of shares of the Reference Stock. The fifth column shows the Cash Delivery Amount, should we elect to deliver the Cash Delivery Amount instead of the Physical Delivery Amount.

                             If the closing         If the closing
                          market price of the     market price of the
                            Reference Stock         Reference Stock
                          does not fall below       falls below the
                          the Barrier Price on     Barrier Price on
                           any day during the     any day during the         Physical
                           Monitoring Period:     Monitoring Period:         Delivery
                               Payment at             Payment at            Amount as
                              Maturity as             Maturity as           Number of
     Hypothetical            Percentage of           Percentage of        Shares of the
      Final Share              Principal               Principal            Reference        Cash Delivery
         Price                   Amount                 Amount                Stock             Amount
  -----------------------------------------------------------------------------------------------------------
         $200                   100.00%                 100.00%                n/a                n/a
  -----------------------------------------------------------------------------------------------------------
         $175                   100.00%                 100.00%                n/a                n/a
  -----------------------------------------------------------------------------------------------------------
         $150                   100.00%                 100.00%                n/a                n/a
  -----------------------------------------------------------------------------------------------------------
         $125                   100.00%                 100.00%                n/a                n/a
  -----------------------------------------------------------------------------------------------------------
         $100                   100.00%                 100.00%                n/a                n/a
  -----------------------------------------------------------------------------------------------------------
                                                   Physical or Cash
          $90                   100.00%            Delivery Amount              10               $900
  -----------------------------------------------------------------------------------------------------------
                                                   Physical or Cash
          $80                   100.00%            Delivery Amount              10               $800
  -----------------------------------------------------------------------------------------------------------
                                                   Physical or Cash
          $70                   100.00%            Delivery Amount              10               $700
  -----------------------------------------------------------------------------------------------------------
                                                   Physical or Cash
          $60                   100.00%            Delivery Amount              10               $600
  -----------------------------------------------------------------------------------------------------------
                                                   Physical or Cash
        $59.50                    n/a              Delivery Amount              10               $595
  -----------------------------------------------------------------------------------------------------------
                                                   Physical or Cash
        $50.00                    n/a              Delivery Amount              10               $500
  -----------------------------------------------------------------------------------------------------------
                                                   Physical or Cash
        $25.00                    n/a              Delivery Amount              10               $250
  -----------------------------------------------------------------------------------------------------------
                                                   Physical or Cash
         $0.00                    n/a              Delivery Amount              10              $0.00
  -----------------------------------------------------------------------------------------------------------

The payments at maturity shown above are entirely hypothetical; they are based on market prices for the Reference Stock that may not be achieved on the Valuation Date and on assumptions that may prove to be erroneous. The actual market value of your Notes on the Maturity Date or at any other time, including any time you may wish to sell your Notes, may bear little relation to the hypothetical payments at maturity shown above, and those amounts should not be viewed as an indication of the financial return on an investment in the offered Notes or on an investment in the Reference Stock. Please read "Additional Risk Factors Specific to Your Notes" and "Hypothetical Returns on Your Notes" in the accompanying product prospectus supplement dated October 20, 2008.

Payments on your Notes are economically equivalent to the amounts that would be paid on a combination of other instruments. For example, payments on your Notes are economically equivalent to the amounts that would be paid on a combination of an interest-bearing bond bought, and an option sold, by the investor (with an implicit option premium paid over time to the investor). The discussion in this paragraph does not modify or affect the terms of the offered Notes or the United States or Canadian income tax treatment of the offered Notes as described under "Supplemental Discussion of Canadian Tax Consequences" and "Supplemental Discussion of Federal Income Tax Consequences" in the accompanying product prospectus supplement dated October 20, 2008.

Selected Purchase Considerations

o Market Disruption Events and Adjustments --The payment at maturity and the valuation date are subject to adjustment as described in the product prospectus supplement dated October 20, 2008. For a description of what constitutes a market disruption event as well as the consequences of that market disruption event, see "General Terms of the Reverse Convertible Notes--Consequences of Market Disruption Events" in the product prospectus supplement dated October 20, 2008.

o Principal At Risk -- Investors in these Notes could lose some or a substantial value of their investment at maturity if there has been a decline in the trading price of the Reference Stock.

o    Certain U.S. Federal Income Tax Considerations:

     o RevCon 78008G3X8 (AA): 0.00% of each stated interest payment (16.00% in total) will be treated as an interest payment and 0.00% of each stated interest payment (16.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008G3Y6 (ACI): 0.00% of each stated interest payment (25.00% in total) will be treated as an interest payment and 0.00% of each stated interest payment (25.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008G3Z3 (AFL): 0.00% of each stated interest payment (26.75% in total) will be treated as an interest payment and 0.00% of each stated interest payment (26.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008G4A7 (AXP): 0.00% of each stated interest payment (19.25% in total) will be treated as an interest payment and 0.00% of each stated interest payment (19.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008G4B5 (BAC): 0.00% of each stated interest payment (26.50% in total) will be treated as an interest payment and 0.00% of each stated interest payment (26.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008G4C3 (BTU): 0.00% of each stated interest payment (19.75% in total) will be treated as an interest payment and 0.00% of each stated interest payment (19.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008G4D1 (CAT): 0.00% of each stated interest payment (12.50% in total) will be treated as an interest payment and 0.00% of each stated interest payment (12.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008G4E9 (CHK): 0.00% of each stated interest payment (22.00% in total) will be treated as an interest payment and 0.00% of each stated interest payment (22.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes

     o RevCon 78008G4F6 (CPN): 0.00% of each stated interest payment (27.75% in total) will be treated as an interest payment and 0.00% of each stated interest payment (27.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008G4G4 (DE): 0.00% of each stated interest payment (14.50% in total) will be treated as an interest payment and 0.00% of each stated interest payment (14.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008G4H2 (F): 0.00% of each stated interest payment (21.00% in total) will be treated as an interest payment and 0.00% of each stated interest payment (21.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008G4J8 (FCF): 0.00% of each stated interest payment (20.00% in total) will be treated as an interest payment and 0.00% of each stated interest payment (20.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008G4K5 (FCX): 0.00% of each stated interest payment (21.75% in total) will be treated as an interest payment and 0.00% of each stated interest payment (21.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008G4L3 (GDX): 0.00% of each stated interest payment (10.50% in total) will be treated as an interest payment and 0.00% of each stated interest payment (10.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008G4M1 (GE): 0.00% of each stated interest payment (12.50% in total) will be treated as an interest payment and 0.00% of each stated interest payment (12.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008G4N9 (GG): 0.00% of each stated interest payment (14.00% in total) will be treated as an interest payment and 0.00% of each stated interest payment (14.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008G4Q2 (JPM): 0.00% of each stated interest payment (15.75% in total) will be treated as an interest payment and 0.00% of each stated interest payment (15.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008G4S8 (NUE): 0.00% of each stated interest payment (17.25% in total) will be treated as an interest payment and 0.00% of each stated interest payment (17.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008G4T6 (NYX): 0.00% of each stated interest payment (15.75% in total) will be treated as an interest payment and 0.00% of each stated interest payment (15.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008G4P4 (OI): 0.00% of each stated interest payment (27.00% in total) will be treated as an interest payment and 0.00% of each stated interest payment (27.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008G4U3 (RIMM): 0.00% of each stated interest payment (17.75% in total) will be treated as an interest payment and 0.00% of each stated interest payment (17.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008G4V1 (USB): 0.00% of each stated interest payment (18.00% in total) will be treated as an interest payment and 0.00% of each stated interest payment (18.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008G4W9 (VALE): 0.00% of each stated interest payment (17.50% in total) will be treated as an interest payment and 0.00% of each stated interest payment (17.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008G4X7 (WFC): 0.00% of each stated interest payment (24.00% in total) will be treated as an interest payment and 0.00% of each stated interest payment (24.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes

     o RevCon 78008G4Y5 (AAPL): 0.00% of each stated interest payment (9.00% in total) will be treated as an interest payment and 0.00% of each stated interest payment (9.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008G4Z2 (AMZN): 0.00% of each stated interest payment (12.50% in total) will be treated as an interest payment and 0.00% of each stated interest payment (12.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008G5A6 (DVN): 0.00% of each stated interest payment (12.50% in total) will be treated as an interest payment and 0.00% of each stated interest payment (12.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008G5B4 (FTO): 0.00% of each stated interest payment (21.00% in total) will be treated as an interest payment and 0.00% of each stated interest payment (21.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008G5C2 (HD): 0.00% of each stated interest payment (9.00% in total) will be treated as an interest payment and 0.00% of each stated interest payment (9.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008G5D0 (LOW): 0.00% of each stated interest payment (11.00% in total) will be treated as an interest payment and 0.00% of each stated interest payment (11.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008G5E8 (MON): 0.00% of each stated interest payment (10.00% in total) will be treated as an interest payment and 0.00% of each stated interest payment (10.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008G5F5 (NTES): 0.00% of each stated interest payment (11.50% in total) will be treated as an interest payment and 0.00% of each stated interest payment (11.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008G5G3 (PBR): 0.00% of each stated interest payment (14.50% in total) will be treated as an interest payment and 0.00% of each stated interest payment (14.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008G5H1 (RDC): 0.00% of each stated interest payment (14.25% in total) will be treated as an interest payment and 0.00% of each stated interest payment (14.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008G5J7 (UNP): 0.00% of each stated interest payment (12.00% in total) will be treated as an interest payment and 0.00% of each stated interest payment (12.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008G5K4 (X): 0.00% of each stated interest payment (25.00% in total) will be treated as an interest payment and 0.00% of each stated interest payment (25.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     For further discussion of the tax consequences applicable to an investor, please see the accompanying prospectus dated January 5, 2007, prospectus supplement dated February 28, 2007 and product prospectus supplement dated October 20, 2008.

Selected Risk Considerations

An investment in the Notes involves significant risks. Investing in the Notes is not equivalent to investing directly in the Reference Stock. These risks are explained in more detail in the section "Additional Risk Factors Specific to Your Notes" in the product prospectus supplement dated October 20, 2008. In addition to the risks described in the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated October 20, 2008, you should consider the following:

o You May Lose Some or All of Your Principal Amount -- You may receive a lower payment at maturity than you would have received if you had invested in the Reference Stock directly. If the Reference Stock performance is not positive, you may receive a payment at maturity of less than the principal amount of your Notes.

o The Inclusion in the Purchase Price of the Notes of A Selling Concession and of Royal Bank's Cost of Hedging its Market Risk under the Notes Will Adversely Affect the Value of the Notes Prior to Maturity -- The price at which you purchase the notes includes a selling concession (including a broker's commission), as well as the costs that Royal Bank (or one of its affiliates) expects to incur in the hedging of its market risk under the notes. Such hedging costs include the expected cost of undertaking this hedge, as well as the profit that Royal Bank (or its affiliates) expects to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your notes prior to maturity may be less than your original purchase price. The Notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Notes to maturity.



Information Regarding the Issuers of the Reference Stocks

The Reference Stock is registered under the Securities Exchange Act of 1934. Companies with securities registered under that Act are required to file periodically certain financial and other information specified by the Securities and Exchange Commission. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC's website at www.sec.gov. In addition, information regarding the Reference Stock may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

The following information regarding the issuer of the Reference Stock is derived from publicly available information.

We make no representation or warranty as to the accuracy or completeness of reports filed by the issuer with the SEC, information published by it on its website or in any other format, information about it obtained from any other source or the information provided below.

     o Alcoa Inc. engages in the production and management of primary aluminum, fabricated aluminum, and alumina worldwide. It involves in the technology, mining, refining, smelting, fabricating, and recycling of aluminum. The company's products include precision castings, and aerospace and industrial fasteners.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-03610

     o Arch Coal, Inc. engages in the production and sale of steam and metallurgical coal from surface and underground mines to power plants, steel mills, and industrial facilities in the United States. As of December 31, 2008, the company operated 20 active mines; and owned or controlled approximately 2.8 billion tons of proven and probable recoverable reserves.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-13105

     o Aflac Incorporated, through its subsidiary, American Family Life Assurance Company of Columbus (Aflac), provides supplemental health and life insurance. The company offers cancer plans, general medical indemnity plans, medical/sickness riders, care plans, living benefit life plans, ordinary life insurance plans, and annuities in Japan.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-07434

     o Apple Inc. and its wholly owned subsidiaries design, manufacture, and market personal computers, portable digital music players, and mobile communication devices, and sell various related software, services, peripherals, and networking solutions. The company sells its products worldwide through its online stores, its retail stores, its direct sales force, and third-party wholesalers, resellers, and value-added resellers.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-10030

     o Amazon.com, Inc. (Amazon.com) operates retail Websites, which enables its consumer customers to find and discover anything they might want to buy online. The Company's retail Websites include www.amazon.de, www.amazon.fr, www.amazon.co.jp, www.amazon.co.uk and the Joyo Amazon Websites at www.joyo.cn and www.amazon.cn. Amazon.com has organized its operations into two principal segments: North America and International. The North America segment includes Websites, such as www.amazon.com, www.amazon.ca, www.shopbop.com and www.endless.com. The International segment includes www.amazon.co.uk, www.amazon.de, www.amazon.co.jp and www.amazon.fr. In June 2008, the Company announced the acquisition of Fabric.com, an online fabric store that offers custom measured and cut fabrics, as well as patterns, sewing tools and accessories. In August 2008, Amazon.com purchased Shelfari. In December 2008, Amazon.com announced the completion of its acquisition of AbeBooks.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-22513

     o American Express Company, a payments and travel company, provides charge and credit payment card products, and travel-related services worldwide. It operates in two groups, the Global Consumer Group and the Global Business-to-Business Group. The Global Consumer Group offers a range of products and services, including charge and credit card products, consumer travel services, and stored value products, such as Travelers Cheques and prepaid products.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-07657

     o Bank of America Corporation, a financial holding company, provides a range of banking and nonbanking financial services and products in the United States and internationally. Its Global Consumer and Small Business Banking segment offers savings accounts, money market savings accounts, certificate of deposits, individual retirement accounts, and checking accounts; U.S.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-06523

     o Peabody Energy Corporation, through its subsidiaries, engages in the exploration, mining, and production of coal worldwide. It owns interests in 30 coal operations located in the United States and Australia, as well as owns joint venture interests in a Venezuelan mine. The company also markets, brokerages, and trades coal. It also develops mine-mouth coal-fueled generating plants; and develops Btu Conversion technologies, which are designed to convert coal to natural gas and transportation fuels.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-16463

     o Caterpillar Inc. manufactures and sells construction and mining equipment, diesel and natural gas engines, and industrial gas turbines worldwide.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-00768

     o Chesapeake Energy Corporation, an oil and natural gas exploration and production company, engages in the acquisition, exploration, and development of properties for the production of crude oil and natural gas from underground reservoirs. It also provides marketing and midstream services for natural gas and oil for other working interest owners in properties it operate.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-13726

     o Calpine Corporation, an independent wholesale power generation company, engages in the ownership and operation of natural gas-fired and geothermal power plants in North America. It generates electricity and produces steam from natural gas-fired combustion and renewable geothermal facilities.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-12079

     o Deere & Company manufactures and distributes products and services for agriculture and forestry worldwide. The company operates through four segments: Agricultural Equipment, Commercial and Consumer Equipment, Construction and Forestry, and Credit.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-04121

     o Devon Energy Corporation (Devon) is an independent energy company engaged primarily in oil and gas exploration, development and production, the acquisition of producing properties, the transportation of oil, gas and natural gas liquids and the processing of natural gas. Devon owns oil and gas properties principally in the United States and Canada and, to a lesser degree, various regions located outside North America, including Azerbaijan, Brazil and China. The Company also owns properties in West Africa. In addition to its oil and gas operations, Devon has marketing and midstream operations primarily in North America. These include marketing natural gas, crude oil and natural gas liquids (NGLs), and constructing and operating pipelines, storage and treating facilities and gas processing plants. In October 2007, the Company completed the sale of its operations in Egypt. In June 2008, the Company announced the completion of the sale of its oil and gas business in Equatorial Guinea.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-32318

     o Ford Motor Company designs, develops, manufactures, and services cars and trucks worldwide. It operates in two sectors, Automotive and Financial Services. The Automotive sector sells vehicles under Ford, Mercury, Lincoln, and Volvo brand names. This sector markets cars, trucks, and parts through retail dealers in North America, and through distributors and dealers outside of North America.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-03950

     o First Commonwealth Financial Corporation operates as the holding company for First Commonwealth Bank that provides consumer and commercial banking services to individuals, and small and mid-sized businesses in central and western Pennsylvania.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-11138

     o Freeport-McMoRan Copper & Gold Inc. engages in the exploration, mining, and production of mineral resources. It primarily focuses on copper, gold, silver, cobalt, and molybdenum deposits. The company's portfolio of assets includes the Grasberg minerals district in Indonesia; mining operations in North and South America; and the Tenke Fungurume development project in the Democratic Republic of Congo. As of December 31, 2008, its consolidated recoverable proven and probable reserves included 102.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-11307-01

     o Frontier Oil Corporation, together with its subsidiaries, engages in refining crude oil and marketing refined petroleum products. It purchases crude oil to be refined and markets the refined petroleum products, including various grades of gasoline, diesel, jet fuel, asphalt, chemicals, and petroleum coke. The company operates refineries in Cheyenne, Wyoming and El Dorado, and Kansas with a total annual average crude oil capacity of approximately 182,000 barrels per day.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-07627

     o Market Vectors Gold Miners ETF. We have derived all information contained in this pricing supplement regarding the Market Vectors Gold Miners ETF from publicly available information. Such information reflects the policies of, and is subject to change by, Market Vectors ETF Trust and Van Eck Associates Corporation ("Van Eck"). We make no representation or warranty as to the accuracy or completeness of such information. The Market Vectors Gold Miners ETF is an investment portfolio of the Market Vectors ETF Trust, a registered investment company. Van Eck is the investment adviser to the Market Vectors Gold Miners ETF. The Market Vectors Gold Miners ETF is an Exchange Traded Fund that trades on the NYSE Arca, Inc. under the ticker symbol "GDX."

          The Market Vectors Gold Miners ETF is an exchange-traded fund that seeks to replicate as closely as possible, before fees and expenses, the price and yield performance of the NYSE Arca Gold Miners Index. The NYSE Arca Gold Miners Index is a modified market capitalization weighted index comprised of publicly traded companies involved primarily in mining for gold or silver. The NYSE Arca Gold Miners Index includes common stocks and ADRs of selected companies that are involved in mining for gold and silver and that are listed for trading on the NYSE or the NYSE Amex or quoted on The NASDAQ Stock Market. Only companies with market capitalization greater than $100 million and that have a daily average trading volume of at least 50,000 shares over the past six months are eligible for inclusion in the NYSE Arca Gold Miners Index. It is possible that the Market Vectors Gold Miners ETF may not fully replicate the performance of the NYSE Arca Gold Miners Index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances.

          Market Vectors is a service mark of Van Eck. The notes are not sponsored, endorsed, sold, or promoted by Van Eck. Van Eck makes no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the notes. Van Eck has no obligation or liability in connection with the operation, marketing, trading or sale of the notes.

          This pricing supplement relates only to the notes offered hereby and does not relate to the shares of the Market Vectors Gold Miners ETF. We have derived all disclosures contained in this pricing supplement regarding the shares of the Market Vectors Gold Miners ETF from the publicly available documents described above. In connection with the offering of the notes, neither we nor RBC Capital Markets Corporation have participated in the preparation of such documents or made any due diligence inquiry with respect to the Market Vectors Gold Miners ETF. Neither we nor RBC Capital Markets Corporation make any representation that such publicly available documents or any other publicly available information regarding the shares of the Market Vectors Gold Miners ETF is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the shares of the Market Vectors Gold Miners ETF have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the shares of the Market Vectors Gold Miners ETF could affect the value received at maturity with respect to the notes and therefore the trading prices of the notes. Neither we nor any of our affiliates makes any representation to you as to the performance of the shares of the Market Vectors Gold Miners ETF.

               o Information provided to or filed with the SEC by the Market Vectors Gold Miners ETF pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to the SEC file numbers 333-123257 and 811-10325, respectively.

     o General Electric Company (GE) operates as a technology, media, and financial services company worldwide. Its Energy Infrastructure segment produces gas, steam, and aeroderivative turbines; generators; and combined cycle systems, as well as provides water treatment services and equipment.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-00035

     o Goldcorp Inc., together with its subsidiaries, engages in the acquisition, exploration, development, and operation of precious metal properties in Canada, the United States, Mexico, and central and South America. It explores primarily for gold, silver, copper, lead, and zinc ores. The company was founded in 1954 and is headquartered in Vancouver, Canada.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-12970

     o The Home Depot, Inc., together with its subsidiaries, operates as a home improvement retailer company. The company's Home Depot stores sell building materials, home improvement supplies, and lawn and garden products to do-it-yourself customers, do-it-for-me (D-I-F-M) customers, home improvement contractors, tradespeople, and building maintenance professionals. Its stores also offer various installation services for D-I-F-M customers.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-08207

     o JPMorgan Chase & Co., a financial holding company, provides a range of financial services worldwide. It operates in six segments:
          Investment Bank, Commercial Banking, Treasury & Securities Services, Asset Management, Retail Financial Services, and Card Services.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-05805

     o Lowe's Companies, Inc., together with its subsidiaries, operates as a home improvement retailer in the United States and Canada. The company provides a range of products and services for home decoration, maintenance, repair, remodeling, and property maintenance.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-07898

     o Monsanto Company provides agricultural products for farmers in the United States and internationally. It operates in two segments, Seeds and Genomics, and Agricultural Productivity. The Seeds and Genomics segment produces corn, soybeans, canola, and cotton seeds, as well as vegetable and fruit seeds, including tomato, pepper, eggplant, melon, cucumber, pumpkin, squash, beans, broccoli, onions, and lettuce.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-16167

     o NetEase.com, Inc., through its subsidiaries, operates an online community in China. It operates in three segments: Online Game Services, Advertising Services, and Wireless Value-added Services and Others.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-30666

     o Nucor Corporation, together with its subsidiaries, engages in the manufacture and sale of steel and steel products in North America. It operates in three segments: Steel Mills, Steel Products, and Raw Materials. The Steel Mills segment offers hot-rolled steel products, such as angles, rounds, flats, channels, rebar, sheets, wide-flange beams, pilings, billets, blooms, beam blanks, and plates; and cold-rolled steel.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-04119

     o NYSE Euronext, through its subsidiaries, provides securities listing, trading, market data products, and software and technology services worldwide. The company offers products and services in cash equities, futures, options, swaps, exchange-traded products, bonds, market data, and commercial technology solutions to issuers, investors, financial institutions, and market participants.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-32829

     o Owens-Illinois, Inc., through its subsidiaries, manufactures and sells glass containers primarily in Europe, North America, the Asia Pacific, and South America. It produces glass containers for beer, ready-to-drink low alcohol refreshers, spirits, wine, food, tea, juice, and pharmaceuticals. The company also produces glass containers for soft drinks and other non-alcoholic beverages.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-09576

     o Petroleo Brasileiro S.A. Petrobras, together with its subsidiaries, engages in the exploration, exploitation, and production of oil and gas, and energy in Brazil and internationally. The company operates in four segments: Exploration and Production, Supply, Gas and Energy, and Distribution.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-15106

     o Rowan Companies, Inc. provides a range of onshore and offshore contract drilling services in the United States and internationally. As of December 31, 2008, it provided contract drilling services through a fleet of 22 self-elevating mobile offshore drilling platforms and 31 deep-well land drilling rigs.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-05491

     o Research In Motion Limited designs, manufactures, and markets wireless solutions for the mobile communications market worldwide.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-29898

     o U.S. Bancorp operates as the holding company for U.S. Bank National Association that provides various banking and financial services in the United States. It generates various deposit products, including checking accounts, savings accounts, money market savings, and time certificates of deposit accounts.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-06880

     o Union Pacific Corporation, through its subsidiary, Union Pacific Railroad Company, provides rail transportation services in North America. It has approximately 32,012 route miles linking Pacific Coast and Gulf Coast ports with the Midwest and eastern United States gateways, and provides various corridors to Mexican gateways.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-06075

     o Companhia Vale do Rio Doce, through its subsidiaries, operates as a diversified metals and mining company worldwide. The company produces iron ore and iron ore pellets, nickel, manganese ore, ferroalloys, and kaolin. It also engages in producing bauxite, alumina, aluminum, copper, metallurgical and thermal coal, metallurgical coke and methanol, cobalt, potash, and other non-ferrous minerals, as well as precious metals, including platinum-group metals, gold, and silver.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-15030

     o Wells Fargo & Company, through its subsidiaries, provides retail, commercial, and corporate banking services principally in the United States. The company operates through three segments: Community Banking, Wholesale Banking, and Wells Fargo Financial. The Community Banking segment offers deposit products, including checking accounts, savings deposits, market rate accounts, individual retirement accounts, time deposits, and debit cards.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-02979

     o United States Steel Corporation, through its subsidiaries, engages in the production and sale of steel products primarily in North America and Europe. The company operates through three segments:
          Flat-rolled Products (Flat-rolled), U. S. Steel Europe (USSE), and Tubular Products (Tubular). The Flat-rolled Products segment offers slabs, sheets, tin mill products, and strip mill plates and rounds.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-16811

                             Historical Information

The graphs below set forth the historical performances of the Reference Stocks. In addition, below each graph is a table setting forth the intra-day high, intra-day low and period-end closing prices of each Reference Stock. The information provided in each table is for the four quarters of 2006, 2007, 2008, the first quarter of 2009, as well as for the period from April 1, 2009 through June 16, 2009. (No price provided in the table for a particular period indicates that such Reference Stock was not traded at such time.)

     We obtained the information regarding the historical performance of the Reference Stocks in the charts below from Bloomberg Financial Markets and FactSet Research Systems Inc.

     We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets and FactSet Research Systems Inc. The historical performance of the Reference Stocks should not be taken as an indication of future performance, and no assurance can be given as to the market prices of each Reference Stock on the Valuation Date. We cannot give you assurance that the performance of each Reference Stock will result in any return in addition to your initial investment.

                                 Alcoa Inc (AA)
                                (Jun-99 - Jun-08)
                                 [CHART OMITTED]



    Period-          Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                32.2                      28.39                     30.56
   4/1/2006           6/30/2006                36.96                     28.55                     32.36
   7/1/2006           9/29/2006                34                        26.6                      28.04
  9/30/2006          12/29/2006                31.33                     26.39                     30.01

   1/1/2007           3/30/2007                36.05                     28.09                     33.9
  3/31/2007           6/29/2007                42.9                      33.63                     40.53
  6/30/2007           9/28/2007                48.77                     30.25                     39.12
  9/29/2007          12/31/2007                40.7                      33.22                     36.55

   1/1/2008           3/31/2008                39.67                     26.69                     36.06
   4/1/2008           6/30/2008                44.77                     33.65                     35.62
   7/1/2008           9/30/2008                35.66                     20.93                     22.58
  10/1/2008          12/31/2008                22.35                      6.8                      11.26

   1/1/2009           3/31/2009                12.44                      4.97                      7.34
   4/1/2009           6/16/2009                12.38                      7.03                     10.9


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                               Arch Coal Inc (ACI)
                                (Jun-99 - Jun-08)
                                 [CHART OMITTED]



    Period-          Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                44.15                     34.295                    37.97
   4/1/2006           6/30/2006                56.445                    37.1001                   42.37
   7/1/2006           9/29/2006                44.13                     25.88                     28.91
  9/30/2006          12/29/2006                37.03                     25.85                     30.03

   1/1/2007           3/30/2007                33.79                     27.18                     30.69
  3/31/2007           6/29/2007                42.59                     30.33                     34.8
  6/30/2007           9/28/2007                37                        27.76                     33.74
  9/29/2007          12/31/2007                45.22                     32.99                     44.93

   1/1/2008           3/31/2008                56.15                     32.98                     43.5
   4/1/2008           6/30/2008                77.4                      41.25                     75.03
   7/1/2008           9/30/2008                75.41                     27.9                      32.89
  10/1/2008          12/31/2008                32.58                     10.43                     16.29

   1/1/2009           3/31/2009                20.6291                   11.77                     13.37
   4/1/2009           6/16/2009                19.94                     12.52                     16.61


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                 Aflac Inc (AFL)
                                (Jun-99 - Jun-08)
                                 [CHART OMITTED]



    Period-          Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                49.4                      44.72                     45.13
   4/1/2006           6/30/2006                49.29                     44.4                      46.35
   7/1/2006           9/29/2006                46.85                     41.63                     45.76
  9/30/2006          12/29/2006                46.2                      42.5                      46

   1/1/2007           3/30/2007                49.37                     45.18                     47.06
  3/31/2007           6/29/2007                54                        47                        51.4
  6/30/2007           9/28/2007                57.44                     50.19                     57.04
  9/29/2007          12/31/2007                63.91                     55.77                     62.63

   1/1/2008           3/31/2008                67                        56.75                     64.95
   4/1/2008           6/30/2008                68.81                     62.52                     62.8
   7/1/2008           9/30/2008                68                        51.25                     58.75
  10/1/2008          12/31/2008                60.73                     29.68                     45.84

   1/1/2009           3/31/2009                46.96                     10.83                     19.36
   4/1/2009           6/16/2009                37.73                     17.25                     31.28


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            American Express Co (AXP)
                                (Jun-99 - Jun-08)
                                 [CHART OMITTED]



    Period-          Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                55                        51.05                     52.55
   4/1/2006           6/30/2006                54.91                     50.92                     53.22
   7/1/2006           9/29/2006                56.19                     49.73                     56.08
  9/30/2006          12/29/2006                62.5                      55                        60.67

   1/1/2007           3/30/2007                61.9                      53.91                     56.4
  3/31/2007           6/29/2007                65.24                     55.34                     61.18
  6/30/2007           9/28/2007                65.89                     55.5                      59.37
  9/29/2007          12/31/2007                63.63                     50.37                     52.02

   1/1/2008           3/31/2008                52.32                     39.5                      43.72
   4/1/2008           6/30/2008                52.63                     37.61                     37.67
   7/1/2008           9/30/2008                42.5                      31.68                     35.43
  10/1/2008          12/31/2008                35.8                      16.55                     18.55

   1/1/2009           3/31/2009                21.38                      9.71                     13.63
   4/1/2009           6/16/2009                28.45                     13.08                     24.69


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                           Bank of America Corp (BAC)
                                (Jun-99 - Jun-08)
                                 [CHART OMITTED]



    Period-          Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                47.24                     42.75                     45.54
   4/1/2006           6/30/2006                50.5                      45.26                     48.1
   7/1/2006           9/29/2006                54                        47.59                     53.57
  9/30/2006          12/29/2006                55.08                     51.32                     53.39

   1/1/2007           3/30/2007                54.21                     48.36                     51.02
  3/31/2007           6/29/2007                52.2                      48.55                     48.89
  6/30/2007           9/28/2007                52.78                     46.52                     50.27
  9/29/2007          12/31/2007                52.96                     40.61                     41.26

   1/1/2008           3/31/2008                45.08                     33.12                     37.91
   4/1/2008           6/30/2008                41.8641                   22.44                     23.87
   7/1/2008           9/30/2008                39.5                      18.44                     35
  10/1/2008          12/31/2008                38.5                      10.01                     14.08

   1/1/2009           3/31/2009                14.81                      2.53                      6.82
   4/1/2009           6/16/2009                15.07                      6.44                     12.73


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            Peabody Energy Corp (BTU)
                                (May-01 - May-09)
                                 [CHART OMITTED]



    Period-          Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006               49.185                    38.6056                   47.1955
   4/1/2006           6/30/2006               71.4252                   43.8251                   52.195
   7/1/2006           9/29/2006               56.0804                   30.8395                   34.4347
  9/30/2006          12/29/2006               45.4916                   31.8787                   37.8332

   1/1/2007           3/30/2007               41.756                    33.8916                   37.674
  3/31/2007           6/29/2007               52.2044                   37.4119                   45.295
  6/30/2007           9/28/2007               47.7385                   35.9701                   44.8175
  9/29/2007          12/31/2007               62.55                     44.4898                   61.64

   1/1/2008           3/31/2008               63.97                     42.05                     51
   4/1/2008           6/30/2008               88.69                     49.38                     88.05
   7/1/2008           9/30/2008               88.39                     39.06                     45
  10/1/2008          12/31/2008               43.99                     16                        22.75

   1/1/2009           3/31/2009               30.95                     20.17                     25.04
   4/1/2009           6/16/2009               37.44                     23.56                     32.21


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              Caterpillar Inc (CAT)
                                (Jun-99 - Jun-08)
                                 [CHART OMITTED]



    Period-          Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                77.21                     57.05                     71.81
   4/1/2006           6/30/2006                82.03                     64.41                     74.48
   7/1/2006           9/29/2006                75.43                     62.09                     65.8
  9/30/2006          12/29/2006                70.92                     58.82                     61.33

   1/1/2007           3/30/2007                68.43                     57.98                     67.03
  3/31/2007           6/29/2007                82.89                     65.86                     78.3
  6/30/2007           9/28/2007                87                        70.59                     78.43
  9/29/2007          12/31/2007                82.74                     67                        72.56

   1/1/2008           3/31/2008                78.63                     59.6                      78.29
   4/1/2008           6/30/2008                85.96                     72.56                     73.82
   7/1/2008           9/30/2008                75.87                     58.11                     59.6
  10/1/2008          12/31/2008                59.03                     31.95                     44.67

   1/1/2009           3/31/2009                47.12                     21.71                     27.96
   4/1/2009           6/16/2009                40.96                     27.44                     35.56


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                          Chesapeake Energy Corp (CHK)
                                (Jun-99 - Jun-08)
                                 [CHART OMITTED]



    Period-          Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                35.57                     27.75                     31.41
   4/1/2006           6/30/2006                33.79                     26.81                     30.25
   7/1/2006           9/29/2006                33.76                     28.06                     28.98
  9/30/2006          12/29/2006                34.27                     27.9                      29.05

   1/1/2007           3/30/2007                31.83                     27.27                     30.88
  3/31/2007           6/29/2007                37.75                     30.88                     34.6
  6/30/2007           9/28/2007                37.55                     31.38                     35.26
  9/29/2007          12/31/2007                41.19                     34.9                      39.2

   1/1/2008           3/31/2008                49.87                     34.42                     46.15
   4/1/2008           6/30/2008                68.1                      45.25                     65.96
   7/1/2008           9/30/2008                74                        31.15                     35.86
  10/1/2008          12/31/2008                35.46                     9.84                      16.17

   1/1/2009           3/31/2009                20.13                     13.27                     17.06
   4/1/2009           6/16/2009                24.66                     16.43                     22.54


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                               Calpine Corp (CPN)
                                (Jan-08 - Jan-09)
                                 [CHART OMITTED]



    Period-          Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
  1/10/2008           3/31/2008                19.51                     15                        18.42

   4/1/2008           6/30/2008                23.36                     17.77                     22.56
   7/1/2008           9/30/2008                22.83                     12.08                     13
  10/1/2008          12/31/2008                13.48                      6.35                      7.28

   1/1/2009           3/31/2009                 9.34                      4.76                      6.81
   4/1/2009           6/16/2009                14.95                      6.64                     10.56


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                 Deere & Co (DE)
                                (Jun-99 - Jun-08)
                                 [CHART OMITTED]



    Period-          Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                40                        33.805                    39.525
   4/1/2006           6/30/2006                45.99                     38.1932                   41.745
   7/1/2006           9/29/2006                42.485                    33.45                     41.955
  9/30/2006          12/29/2006                50.7                      41.505                    47.535

   1/1/2007           3/30/2007                58.25                     45.115                    54.32
  3/31/2007           6/29/2007                62.82                     51.585                    60.37
  6/30/2007           9/28/2007                74.95                     56.955                    74.21
  9/29/2007          12/31/2007                93.74                     70.175                    93.12

   1/1/2008           3/31/2008                94.7658                   71.2                      80.44
   4/1/2008           6/30/2008                94.89                     70.16                     72.13
   7/1/2008           9/30/2008                74.18                     46.18                     49.5
  10/1/2008          12/31/2008                49.49                     28.5                      38.32

   1/1/2009           3/31/2009                46.76                     24.51                     32.87
   4/1/2009           6/16/2009                47.98                     31.88                     41.62


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                Ford Motor Co (F)
                                (Jun-99 - Jun-08)
                                 [CHART OMITTED]



    Period-          Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                 8.96                      7.39                      7.96
   4/1/2006           6/30/2006                 8.05                      6.17                      6.93
   7/1/2006           9/29/2006                 9.48                      6.06                      8.09
  9/30/2006          12/29/2006                 9.19                      6.85                      7.51

   1/1/2007           3/30/2007                 8.97                      7.43                      7.89
  3/31/2007           6/29/2007                 9.7                       7.67                      9.42
  6/30/2007           9/28/2007                 9.64                      7.49                      8.49
  9/29/2007          12/31/2007                 9.24                      6.65                      6.73

   1/1/2008           3/31/2008                 6.94                      4.95                      5.72
   4/1/2008           6/30/2008                 8.79                      4.46                      4.81
   7/1/2008           9/30/2008                 6.33                      4.17                      5.2
  10/1/2008          12/31/2008                 4.95                      1.01                      2.29

   1/1/2009           3/31/2009                 2.99                      1.5                       2.63
   4/1/2009           6/16/2009                 6.54                      2.4                       5.67


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                 First Commonwealth Financial Corporation (FCF)
                                (Jun-99 - Jun-08)
                                 [CHART OMITTED]



    Period-          Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                14.7                      12.8                      14.66
   4/1/2006           6/30/2006                14.61                     12.14                     12.7
   7/1/2006           9/29/2006                13.3                      12.25                     13.03
  9/30/2006          12/29/2006                14.11                     12.61                     13.43

   1/1/2007           3/30/2007                13.66                     11.45                     11.75
  3/31/2007           6/29/2007                12.57                     10.76                     10.92
  6/30/2007           9/28/2007                12.39                      8.9                      11.06
  9/29/2007          12/31/2007                12.18                      9.78                     10.65

   1/1/2008           3/31/2008                12.65                      9                        11.59
   4/1/2008           6/30/2008                12.9                       9.12                      9.33
   7/1/2008           9/30/2008                16.18                      8                        13.47
  10/1/2008          12/31/2008                15                         8.7                      12.38

   1/1/2009           3/31/2009                12.5                       6.33                      8.87
   4/1/2009           6/16/2009                10.68                      6.4                       6.53


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                      Freeport-McMoRan Copper & Gold (FCX)
                                (Jun-99 - Jun-08)
                                 [CHART OMITTED]



    Period-          Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                65                        47.11                     59.77
   4/1/2006           6/30/2006                72.2                      43.1                      55.41
   7/1/2006           9/29/2006                62.29                     47.58                     53.26
  9/30/2006          12/29/2006                63.7                      47.6                      55.73

   1/1/2007           3/30/2007                67.19                     48.85                     66.19
  3/31/2007           6/29/2007                85.5                      65.62                     82.82
  6/30/2007           9/28/2007               110.6                      67.07                    104.89
  9/29/2007          12/31/2007               120.2                      85.71                    102.44

   1/1/2008           3/31/2008               107.37                     68.96                     96.22
   4/1/2008           6/30/2008               127.24                     93                       117.19
   7/1/2008           9/30/2008               117.11                     51.21                     56.85
  10/1/2008          12/31/2008                56.75                     15.7                      24.44

   1/1/2009           3/31/2009                43.45                     21.16                     38.11
   4/1/2009           6/16/2009                61.55                     36.6                      52.39


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                      Market Vectors Gold Miners ETF (GDX)
                                (May-06 - May-09)
                                 [CHART OMITTED]



    Period-          Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
  5/22/2006           6/30/2006                40.27                     31.82                     38.7
   7/1/2006           9/29/2006                42.58                     33.86                     35.65
  9/30/2006          12/29/2006                42.32                     32.41                     39.91

   1/1/2007           3/30/2007                43.32                     36.19                     39.57
  3/31/2007           6/29/2007                42.88                     36.63                     37.89
  6/30/2007           9/28/2007                45.96                     32.76                     45.35
  9/29/2007          12/31/2007                53.84                     42.31                     45.83

   1/1/2008           3/31/2008                56.87                     44.85                     47.7
   4/1/2008           6/30/2008                51.45                     41.61                     48.59
   7/1/2008           9/30/2008                51.8399                   27.35                     33.79
  10/1/2008          12/31/2008                35.49                     15.83                     33.88

   1/1/2009           3/31/2009                38.93                     27.15                     36.88
   4/1/2009           6/16/2009                45.1                      30.8                      38.37


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            General Electric Co (GE)
                                (Jun-99 - Jun-08)
                                 [CHART OMITTED]



    Period-          Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                35.63                     32.21                     34.78
   4/1/2006           6/30/2006                35.24                     32.78                     32.96
   7/1/2006           9/29/2006                35.65                     32.06                     35.3
  9/30/2006          12/29/2006                38.49                     34.62                     37.21

   1/1/2007           3/30/2007                38.28                     33.9                      35.36
  3/31/2007           6/29/2007                39.77                     34.55                     38.28
  6/30/2007           9/28/2007                42.07                     36.2                      41.4
  9/29/2007          12/31/2007                42.15                     36.07                     37.07

   1/1/2008           3/31/2008                37.742                    31.65                     37.01
   4/1/2008           6/30/2008                38.52                     26.15                     26.69
   7/1/2008           9/30/2008                30.39                     22.16                     25.5
  10/1/2008          12/31/2008                25.75                     12.58                     16.2

   1/1/2009           3/31/2009                17.24                      5.7279                   10.11
   4/1/2009           6/16/2009                14.55                      9.8                      12.78


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                Goldcorp Inc (GG)
                                (Jun-99 - Jun-08)
                                 [CHART OMITTED]



    Period-          Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                30.44                     22.28                     29.25
   4/1/2006           6/30/2006                41.66                     24.07                     30.22
   7/1/2006           9/29/2006                31.59                     21.63                     23.6
  9/30/2006          12/29/2006                31.47                     20.35                     28.44

   1/1/2007           3/30/2007                29.49                     23.01                     24.02
  3/31/2007           6/29/2007                26.93                     22.36                     23.69
  6/30/2007           9/28/2007                30.99                     21                        30.56
  9/29/2007          12/31/2007                38.11                     29.25                     33.93

   1/1/2008           3/31/2008                46.3                      31.86                     38.75
   4/1/2008           6/30/2008                47.75                     33.83                     46.17
   7/1/2008           9/30/2008                52.65                     24.72                     31.63
  10/1/2008          12/31/2008                33.85                     13.84                     31.53

   1/1/2009           3/31/2009                35.47                     23.02                     33.32
   4/1/2009           6/16/2009                40.82                     26.71                     34.51


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            JPMorgan Chase & Co (JPM)
                                (Jun-99 - Jun-08)
                                 [CHART OMITTED]



    Period-          Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                42.43                     37.88                     41.64
   4/1/2006           6/30/2006                46.8                      39.33                     42
   7/1/2006           9/29/2006                47.49                     40.4                      46.96
  9/30/2006          12/29/2006                49                        45.51                     48.3

   1/1/2007           3/30/2007                51.95                     45.91                     48.38
  3/31/2007           6/29/2007                53.25                     47.7                      48.45
  6/30/2007           9/28/2007                50.48                     42.16                     45.82
  9/29/2007          12/31/2007                48.02                     40.15                     43.65

   1/1/2008           3/31/2008                49.29                     36.01                     42.95
   4/1/2008           6/30/2008                49.95                     33.96                     34.31
   7/1/2008           9/30/2008                49                        29.24                     46.7
  10/1/2008          12/31/2008                50.63                     19.69                     31.53

   1/1/2009           3/31/2009                31.64                     14.96                     26.58
   4/1/2009           6/16/2009                38.94                     25.29                     33.5


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                Nucor Corp (NUE)
                                (Jun-99 - Jun-08)
                                 [CHART OMITTED]



    Period-          Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                54.901                    33.635                    52.395
   4/1/2006           6/30/2006                60.3                      44.8                      54.25
   7/1/2006           9/29/2006                55.94                     45.12                     49.49
  9/30/2006          12/29/2006                67.55                     47.5                      54.66

   1/1/2007           3/30/2007                66.99                     53.2                      65.13
  3/31/2007           6/29/2007                69.93                     56.07                     58.65
  6/30/2007           9/28/2007                64.75                     41.62                     59.47
  9/29/2007          12/31/2007                64.97                     50.11                     59.22

   1/1/2008           3/31/2008                75.67                     47.72                     67.74
   4/1/2008           6/30/2008                83.56                     65.89                     74.67
   7/1/2008           9/30/2008                73.89                     35.48                     39.5
  10/1/2008          12/31/2008                48.29                     25.25                     46.2

   1/1/2009           3/31/2009                49                        29.84                     38.17
   4/1/2009           6/16/2009                49.82                     37.28                     46.86


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                               NYSE Euronext (NYX)
                                (Mar-06 - Mar-09)
                                 [CHART OMITTED]



    Period-          Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                90.35                     66.98                     79.25
   4/1/2006           6/30/2006                80.45                     48.62                     68.48
   7/1/2006           9/29/2006                74.83                     56.05                     74.75
  9/30/2006          12/29/2006               112                        71.4                      97.2

   1/1/2007           3/30/2007               109.5                      80.51                     93.75
  3/31/2007           6/29/2007               101                        72.335                    73.62
  6/30/2007           9/28/2007                84.5                      64.26                     79.17
  9/29/2007          12/31/2007                95.25                     78.18                     87.77

   1/1/2008           3/31/2008                87.7                      55.12                     61.71
   4/1/2008           6/30/2008                76.71                     50.3                      50.66
   7/1/2008           9/30/2008                51.18                     32.26                     39.18
  10/1/2008          12/31/2008                40.7                      16.33                     27.38

   1/1/2009           3/31/2009                30.6                      14.52                     17.9
   4/1/2009           6/16/2009                31.93                     17.21                     28.4


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             Owens-Illinois Inc (OI)
                                (Jun-99 - Jun-08)
                                 [CHART OMITTED]



    Period-          Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                22.6                      16.5                      17.37
   4/1/2006           6/30/2006                18.66                     15.51                     16.76
   7/1/2006           9/29/2006                16.86                     13.1                      15.42
  9/30/2006          12/29/2006                19.69                     14.85                     18.45

   1/1/2007           3/30/2007                26.57                     18.48                     25.77
  3/31/2007           6/29/2007                35.11                     25.77                     35
  6/30/2007           9/28/2007                42.7                      32.66                     41.45
  9/29/2007          12/31/2007                50.97                     39.33                     49.5

   1/1/2008           3/31/2008                58.69                     38.59                     56.43
   4/1/2008           6/30/2008                60.6                      41.29                     41.69
   7/1/2008           9/30/2008                48.6                      23.66                     29.4
  10/1/2008          12/31/2008                29.54                     15.2                      27.33

   1/1/2009           3/31/2009                27.71                      9.53                     14.44
   4/1/2009           6/16/2009                31                        14.16                     28.37


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            Research In Motion (RIMM)
                                (Jun-99 - Jun-08)
                                 [CHART OMITTED]



    Period-          Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                30.1767                   20.95                     28.2933
   4/1/2006           6/30/2006                29.37                     20.3433                   23.2567
   7/1/2006           9/29/2006                34.8333                   20.7067                   34.2167
  9/30/2006          12/29/2006                47.5533                   32.9167                   42.5933

   1/1/2007           3/30/2007                49.0167                   39.9167                   45.4967
  3/31/2007           6/29/2007                66.86                     42.9333                   66.6633
  6/30/2007           9/28/2007               100.98                     61.54                     98.55
  9/29/2007          12/31/2007               137.01                     95.02                    113.4

   1/1/2008           3/31/2008               118.35                     80.2                     112.23
   4/1/2008           6/30/2008               148.13                    111.9                     116.9
   7/1/2008           9/30/2008               135                        60.03                     68.3
  10/1/2008          12/31/2008                68.23                     35.09                     40.58

   1/1/2009           3/31/2009                60.47                     35.05                     43.11
   4/1/2009           6/16/2009                86                        42.76                     80.29


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                 US Bancorp (USB)
                                (Jun-99 - Jun-08)
                                 [CHART OMITTED]



    Period-          Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                31.31                     28.99                     30.5
   4/1/2006           6/30/2006                31.89                     30.17                     30.88
   7/1/2006           9/29/2006                33.42                     30.54                     33.22
  9/30/2006          12/29/2006                36.85                     32.96                     36.19

   1/1/2007           3/30/2007                36.84                     34.4                      34.97
  3/31/2007           6/29/2007                35.18                     32.74                     32.95
  6/30/2007           9/28/2007                34.17                     29.09                     32.53
  9/29/2007          12/31/2007                34.25                     30.21                     31.74

   1/1/2008           3/31/2008                35.01                     27.86                     32.36
   4/1/2008           6/30/2008                35.25                     27.78                     27.89
   7/1/2008           9/30/2008                42.23                     20.57                     36.02
  10/1/2008          12/31/2008                37.31                     20.22                     25.01

   1/1/2009           3/31/2009                25.43                      8.06                     14.61
   4/1/2009           6/16/2009                21.92                     13.92                     17.86


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                 Vale SA (VALE)
                                (Mar-02 - Mar-08)
                                 [CHART OMITTED]



    Period-          Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                12.8975                   10.395                    12.1325
   4/1/2006           6/30/2006                14.55                      9.815                    12.02
   7/1/2006           9/29/2006                12.27                      9.58                     10.78
  9/30/2006          12/29/2006                15.23                     10.34                     14.87

   1/1/2007           3/30/2007                19.025                    13.53                     18.495
  3/31/2007           6/29/2007                23.855                    18.435                    22.275
  6/30/2007           9/28/2007                34.61                     17                        33.93
  9/29/2007          12/31/2007                38.32                     29.9                      32.67

   1/1/2008           3/31/2008                37.54                     24                        34.64
   4/1/2008           6/30/2008                44.15                     34                        35.82
   7/1/2008           9/30/2008                35.01                     16.5                      19.15
  10/1/2008          12/31/2008                19.01                      8.8                      12.11

   1/1/2009           3/31/2009                17.85                     11.5                      13.3
   4/1/2009           6/16/2009                21.27                     13.1                      18.8


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             Wells Fargo & Co (WFC)
                                (Jun-99 - Jun-08)
                                 [CHART OMITTED]



    Period-          Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                32.755                    30.31                     31.935
   4/1/2006           6/30/2006                34.855                    31.9                      33.54
   7/1/2006           9/29/2006                36.89                     33.355                    36.18
  9/30/2006          12/29/2006                36.99                     34.9                      35.56

   1/1/2007           3/30/2007                36.64                     33.01                     34.43
  3/31/2007           6/29/2007                36.49                     33.93                     35.17
  6/30/2007           9/28/2007                37.99                     32.66                     35.62
  9/29/2007          12/31/2007                37.78                     29.29                     30.19

   1/1/2008           3/31/2008                34.56                     24.38                     29.1
   4/1/2008           6/30/2008                32.4                      23.46                     23.75
   7/1/2008           9/30/2008                44.675                    20.46                     37.53
  10/1/2008          12/31/2008                38.95                     19.89                     29.48

   1/1/2009           3/31/2009                30.47                      7.8                      14.24
   4/1/2009           6/16/2009                28.45                     13.65                     24.4


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                Apple Inc (AAPL)
                                (Jun-99 - Jun-08)
                                 [CHART OMITTED]



    Period-          Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                86.4                      57.67                     62.72
   4/1/2006           6/30/2006                73.8                      55.41                     57.27
   7/1/2006           9/29/2006                77.78                     50.16                     76.98
  9/30/2006          12/29/2006                93.159                    72.6                      84.84

   1/1/2007           3/30/2007                97.8                      81.9                      92.91
  3/31/2007           6/29/2007               127.61                     89.6                     122.04
  6/30/2007           9/28/2007               155                       111.62                    153.47
  9/29/2007          12/31/2007               202.96                    150.63                    198.08

   1/1/2008           3/31/2008               200.26                    115.44                    143.5
   4/1/2008           6/30/2008               192.24                    143.61                    167.44
   7/1/2008           9/30/2008               180.91                    100.59                    113.66
  10/1/2008          12/31/2008               116.4                      79.14                     85.35

   1/1/2009           3/31/2009               109.98                     78.2                     105.12
   4/1/2009           6/16/2009               146.4                     103.89                    136.35


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              Amazon.com Inc (AMZN)
                                (Jun-99 - Jun-08)
                                 [CHART OMITTED]



    Period-          Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                48.58                     35.1391                   36.53
   4/1/2006           6/30/2006                38.84                     31.52                     38.68
   7/1/2006           9/29/2006                38.62                     25.76                     32.12
  9/30/2006          12/29/2006                43.25                     30.58                     39.46

   1/1/2007           3/30/2007                42                        36.3                      39.79
  3/31/2007           6/29/2007                74.72                     39.55                     68.41
  6/30/2007           9/28/2007                94.26                     68.01                     93.15
  9/29/2007          12/31/2007               101.09                     76.5                      92.64

   1/1/2008           3/31/2008                97.43                     61.2                      71.3
   4/1/2008           6/30/2008                84.88                     70.65                     73.33
   7/1/2008           9/30/2008                91.75                     61.32                     72.76
  10/1/2008          12/31/2008                71.99                     34.68                     51.28

   1/1/2009           3/31/2009                75.61                     47.63                     73.44
   4/1/2009           6/16/2009                88.56                     71.71                     82.15


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             Devon Energy Corp (DVN)
                                (Jun-99 - Jun-08)
                                 [CHART OMITTED]



    Period-          Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                69.97                     55.3                      61.17
   4/1/2006           6/30/2006                65.25                     48.94                     60.41
   7/1/2006           9/29/2006                74.75                     57.19                     63.15
  9/30/2006          12/29/2006                74.49                     58.55                     67.08

   1/1/2007           3/30/2007                71.24                     62.8                      69.22
  3/31/2007           6/29/2007                83.92                     69.3                      78.29
  6/30/2007           9/28/2007                85.2                      69.01                     83.2
  9/29/2007          12/31/2007                94.75                     80.05                     88.91

   1/1/2008           3/31/2008               108.13                     74.56                    104.33
   4/1/2008           6/30/2008               127.16                    101.31                    120.16
   7/1/2008           9/30/2008               127.43                     82.1                      91.2
  10/1/2008          12/31/2008                91.69                     54.4                      65.71

   1/1/2009           3/31/2009                73.11                     38.55                     44.69
   4/1/2009           6/16/2009                67.4                      43.35                     62.62


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             Frontier Oil Corp (FTO)
                                (Jun-99 - Jun-08)
                                 [CHART OMITTED]



    Period-          Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                30.98                     18.99                     29.675
   4/1/2006           6/30/2006                33.1                      23.75                     32.4
   7/1/2006           9/29/2006                37.8                      24.33                     26.58
  9/30/2006          12/29/2006                33                        24                        28.74

   1/1/2007           3/30/2007                33.75                     25.47                     32.64
  3/31/2007           6/29/2007                45.75                     31.95                     43.77
  6/30/2007           9/28/2007                49.1                      31.61                     41.64
  9/29/2007          12/31/2007                49.13                     39.54                     40.58

   1/1/2008           3/31/2008                41                        25.22                     27.26
   4/1/2008           6/30/2008                33                        23.03                     23.91
   7/1/2008           9/30/2008                24.26                     16.49                     18.42
  10/1/2008          12/31/2008                18.38                      7.51                     12.63

   1/1/2009           3/31/2009                16.84                     11.8                      12.79
   4/1/2009           6/16/2009                18.4                      12.31                     13.94


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                               Home Depot Inc (HD)
                                (Jun-99 - Jun-08)
                                 [CHART OMITTED]



    Period-          Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                43.95                     38.5                      42.3
   4/1/2006           6/30/2006                42.93                     35.63                     35.79
   7/1/2006           9/29/2006                37.65                     32.85                     36.27
  9/30/2006          12/29/2006                40.37                     35.55                     40.16

   1/1/2007           3/30/2007                42.01                     36.35                     36.74
  3/31/2007           6/29/2007                41.19                     36.6                      39.35
  6/30/2007           9/28/2007                41.01                     31.85                     32.44
  9/29/2007          12/31/2007                34.55                     25.57                     26.94

   1/1/2008           3/31/2008                31.08                     23.77                     27.97
   4/1/2008           6/30/2008                30.5                      23.32                     23.42
   7/1/2008           9/30/2008                30.74                     20.76                     25.89
  10/1/2008          12/31/2008                26.09                     17.05                     23.02

   1/1/2009           3/31/2009                25.49                     17.49                     23.56
   4/1/2009           6/16/2009                27.07                     22.33                     23.2


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              Lowe's Cos Inc (LOW)
                                (Jun-99 - Jun-08)
                                 [CHART OMITTED]



    Period-          Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                34.825                    30.58                     32.22
   4/1/2006           6/30/2006                33.48                     29.5                      30.335
   7/1/2006           9/29/2006                31.15                     26.15                     28.06
  9/30/2006          12/29/2006                31.98                     27.85                     31.15

   1/1/2007           3/30/2007                35.74                     29.87                     31.49
  3/31/2007           6/29/2007                33.19                     30.35                     30.69
  6/30/2007           9/28/2007                32.53                     25.98                     28.02
  9/29/2007          12/31/2007                31.72                     21.01                     22.62

   1/1/2008           3/31/2008                26.87                     19.94                     22.94
   4/1/2008           6/30/2008                27.18                     20.52                     20.75
   7/1/2008           9/30/2008                28.49                     18                        23.69
  10/1/2008          12/31/2008                23.73                     15.76                     21.52

   1/1/2009           3/31/2009                23.17                     13                        18.25
   4/1/2009           6/16/2009                22.09                     17.65                     19.1


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                Monsanto Co (MON)
                                (Oct-00 - Oct-08)
                                 [CHART OMITTED]



    Period-          Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                44.18                     39.095                    42.375
   4/1/2006           6/30/2006                44.88                     37.905                    42.095
   7/1/2006           9/29/2006                48.45                     40.925                    47.01
  9/30/2006          12/29/2006                53.49                     42.75                     52.53

   1/1/2007           3/30/2007                57.08                     49.1                      54.96
  3/31/2007           6/29/2007                68.81                     54.34                     67.54
  6/30/2007           9/28/2007                86.9                      58.5                      85.74
  9/29/2007          12/31/2007               116.25                     82.51                    111.69

   1/1/2008           3/31/2008               129.28                     90.5                     111.5
   4/1/2008           6/30/2008               145.8                     104.6                     126.44
   7/1/2008           9/30/2008               126.91                     92.67                     98.98
  10/1/2008          12/31/2008               100.69                     63.47                     70.35

   1/1/2009           3/31/2009                87.92                     69.62                     83.1
   4/1/2009           6/16/2009                93.35                     76.98                     81.62


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                               Netease.com (NTES)
                                (Jun-00 - Jun-08)
                                 [CHART OMITTED]



    Period-          Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                25.49                     14.07                     24.54
   4/1/2006           6/30/2006                25.25                     19.41                     22.33
   7/1/2006           9/29/2006                23.1                      15.32                     16.36
  9/30/2006          12/29/2006                18.95                     15.05                     18.69

   1/1/2007           3/30/2007                21.86                     17.51                     17.74
  3/31/2007           6/29/2007                19.54                     16.52                     17.02
  6/30/2007           9/28/2007                19.35                     13.45                     16.9
  9/29/2007          12/31/2007                24                        16.49                     18.96

   1/1/2008           3/31/2008                21.84                     16.23                     19.21
   4/1/2008           6/30/2008                25.7                      18.97                     21.79
   7/1/2008           9/30/2008                27.16                     19.02                     22.8
  10/1/2008          12/31/2008                23.5                      15                        22.1

   1/1/2009           3/31/2009                27.12                     16.61                     26.85
   4/1/2009           6/16/2009                38.74                     25.54                     35.19


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                       Petroleo Brasileiro S.A - ADR (PBR)
                                (Aug-00 - Aug-08)
                                 [CHART OMITTED]



    Period-          Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006               23.7425                   18.165                    21.6675
   4/1/2006           6/30/2006               26.8625                   17.25                     22.3275
   7/1/2006           9/29/2006               24.0925                   18.445                    20.9575
  9/30/2006          12/29/2006               25.7475                   19.3125                   25.7475

   1/1/2007           3/30/2007               25.955                    20.69                     24.8775
  3/31/2007           6/29/2007               31.1825                   24.63                     30.3175
  6/30/2007           9/28/2007               38.56                     24.375                    37.75
  9/29/2007          12/31/2007               59.58                     36.425                    57.62

   1/1/2008           3/31/2008               62.74                     44.345                    51.055
   4/1/2008           6/30/2008               77.61                     50.465                    70.83
   7/1/2008           9/30/2008               71.77                     36.36                     43.95
  10/1/2008          12/31/2008               43.9                      14.73                     24.49

   1/1/2009           3/31/2009               35.3                      22.22                     30.47
   4/1/2009           6/16/2009               46.1                      30.16                     41.1


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                               Rowan Cos Inc (RDC)
                                (Jun-99 - Jun-08)
                                 [CHART OMITTED]



    Period-          Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                45.61                     36.16                     43.96
   4/1/2006           6/30/2006                48.15                     33.13                     35.59
   7/1/2006           9/29/2006                36.77                     29.75                     31.63
  9/30/2006          12/29/2006                37.99                     29.03                     33.2

   1/1/2007           3/30/2007                33.77                     29.48                     32.47
  3/31/2007           6/29/2007                41.61                     32.56                     40.98
  6/30/2007           9/28/2007                46.16                     34.1                      36.58
  9/29/2007          12/31/2007                41.3                      34.79                     39.46

   1/1/2008           3/31/2008                42.49                     30.49                     41.18
   4/1/2008           6/30/2008                47.94                     36.9                      46.75
   7/1/2008           9/30/2008                47                        27.53                     30.55
  10/1/2008          12/31/2008                30.15                     12                        15.9

   1/1/2009           3/31/2009                18.52                     10.28                     11.97
   4/1/2009           6/16/2009                23.9                      11.4                      21.06


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            Union Pacific Corp (UNP)
                                (Jun-99 - Jun-08)
                                 [CHART OMITTED]



    Period-          Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                46.865                    38.81                     46.675
   4/1/2006           6/30/2006                48.745                    41.915                    46.48
   7/1/2006           9/29/2006                46.48                     39.325                    44
  9/30/2006          12/29/2006                48.08                     43.135                    46.01

   1/1/2007           3/30/2007                52.92                     44.79                     50.775
  3/31/2007           6/29/2007                61.395                    50.205                    57.575
  6/30/2007           9/28/2007                64.68                     49.69                     56.53
  9/29/2007          12/31/2007                68.78                     55.035                    62.81

   1/1/2008           3/31/2008                65.285                    52.66                     62.69
   4/1/2008           6/30/2008                82.76                     62.98                     75.5
   7/1/2008           9/30/2008                85.8                      67.34                     71.16
  10/1/2008          12/31/2008                71.78                     41.84                     47.8

   1/1/2009           3/31/2009                54.66                     33.28                     41.11
   4/1/2009           6/16/2009                55.4495                   39.82                     51.69


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                          United States Steel Corp (X)
                                (Jun-99 - Jun-08)
                                 [CHART OMITTED]



    Period-          Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                64.47                     48.05                     60.68
   4/1/2006           6/30/2006                77.77                     56.15                     70.12
   7/1/2006           9/29/2006                70.66                     53.63                     57.68
  9/30/2006          12/29/2006                79.01                     54.18                     73.14

   1/1/2007           3/30/2007               101.6                      68.83                     99.17
  3/31/2007           6/29/2007               127.26                     99.07                    108.75
  6/30/2007           9/28/2007               116.37                     74.41                    105.94
  9/29/2007          12/31/2007               121.12                     85.05                    120.91

   1/1/2008           3/31/2008               128.3                      91.11                    126.87
   4/1/2008           6/30/2008               196                       122                       184.78
   7/1/2008           9/30/2008               182.79                     68.62                     77.61
  10/1/2008          12/31/2008                77.92                     20.71                     37.2

   1/1/2009           3/31/2009                41.47                     16.66                     21.13
   4/1/2009           6/16/2009                43.15                     20.17                     36.7


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        Supplemental Plan of Distribution

     We expect that delivery of the Notes will be made against payment for the Notes on or about June 30, 2009, which is the third (3rd) business day following the Pricing Date (this settlement cycle being referred to as "T+3"). See "Plan of Distribution" in the prospectus supplement dated February 28, 2007.

Supplemental Discussion of Canadian Tax Consequences

The following section supplements the tax discussion under the accompanying prospectus dated January 5, 2007, prospectus supplement dated February 28, 2007 and product prospectus supplement dated October 20, 2008 and is subject to the limitations and exceptions set forth therein. This discussion is only applicable to you if you are a Non-Resident Holder (as defined in the accompanying prospectus).

Based on the current administrative practices and policies of the Canada Revenue Agency, interest paid or credited or deemed for purposes of the Income Tax Act (Canada) (the "Act") to be paid or credited on a Note to a Non-Resident Holder will not be subject to Canadian non-resident withholding tax where we deal at arm's length for the purposes of the Act with the Non-Resident Holder at the time of such payment.


Anti-dilution Adjustments

Anti-dilution adjustments shall be determined according to "General Terms of the Reverse Convertible Notes--Anti-dilution Adjustments" beginning on page PS-10 of the product prospectus supplement dated October 20, 2008, except that, in connection with reverse stock splits, the Initial Reference Stock Price will not be adjusted, unless the reverse stock split occurs after the Pricing Date and on or before the Valuation Date.

               No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this pricing supplement or the accompanying prospectus, prospectus supplement or product prospectus supplement and, if given or made, such information or representation must not be relied upon as having been authorized by Royal Bank of Canada or the Underwriter. This pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities described in this pricing supplement nor do they constitute an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement at any time does not imply that the information they contain is correct as of any time subsequent to their respective dates.

                                        $




                                   [RBC LOGO]
                              Royal Bank of Canada

                            Reverse Convertible Notes



                                  June _, 2009